SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported) January 31, 2001

                         WESTERN POWER & EQUIPMENT CORP.
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             (Exact name of registrant as specified in its charter)

          DELAWARE                        0-26230                91-1688446
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(State or other jurisdiction            (Commission            (IRS Employer
       of incorporation)                 File Number)        Identification No.)

              4601 N.E. 77th Avenue, Suite 200, Vancouver, WA 98662
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code ................360-253-2346

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         (Former name or former address, if changed since last report.)

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

Item 5. Other Events and Regulation FD Disclosure.

      On January 10, 2001, Western Power & Equipment Corp, a Delaware corporation (the "Company"), eMobile, Inc., a Delaware corporation ("e-Mobile"), and e-Mobile Holdings, Inc., a Delaware corporation ("e-Mobile Holdings"), entered into a Termination Agreement, terminating the proposed merger between the Company, e-Mobile, and e-Mobile Holdings. Pursuant to the Termination Agreement, eMobile agreed to issue to the Company one million, four hundred thousand (1,400,000) shares of common stock of e-Mobile as consideration for agreeing to the termination. A copy of the Termination Agreement is annexed hereto as Exhibit "10.1."

      Pursuant to a letter agreement dated January 31, 2001, the parties agreed to amend the Termination Agreement to delete a provision in the Termination Agreement that restricted future issuances of stock by eMobile. Said provision required that eMobile, for a period of one year, obtain the prior written consent of WPEC to (a) sell any shares of its common stock at a price less than $1.00 per share, and (b) sell no more than eight million (8,000,000) shares of its common stock at a price equal to or greater than $1.00 per share and less than $2.00 per share. In order to induce the Company to agree to the foregoing deletion, eMobile agreed to issue to the Company an additional one million, four hundred thousand (1,400,000) shares of its common stock. A copy of said letter agreement is annexed hereto as Exhibit "10.2,"

      On January 10, 2001, eMobile and Robert Rubin, a director of the Company, entered into a Consulting Agreement, pursuant to which Mr. Rubin will provide financial and business consulting services to eMobile, including, but not limited to, assisting eMobile in arranging financing. Pursuant to the Consulting Agreement, eMobile agreed to issue to Mr. Rubin six hundred thousand (600,000) shares of its common stock as compensation. A copy of the Consulting Agreement is annexed hereto as Exhibit "10.3."

      Pursuant to a letter agreement dated January 31, 2001 the parties agreed to amend the Consulting Agreement to delete a provision in the Consulting Agreement that restricted future issuances of stock by eMobile. Said provision required that eMobile, for a period of one year, obtain the prior written consent of Mr. Rubin to (a) sell any shares of its common stock at a price less than $1.00 per share, and (b) sell no more than eight million (8,000,000) shares of its common stock at a price equal to or greater than $1.00 per share and less than $2.00 per share. In order to induce Mr. Rubin to agree to the foregoing deletion, eMobile agreed to issue to Mr. Rubin an additional six hundred (600,000) shares of its common stock. A copy of said letter agreement is annexed hereto as Exhibit "10.4,"

      On January 11, 2001, the Company issued a press release with respect to the termination of the proposed merger with eMobile. A copy of such press release is annexed hereto as Exhibit "99.1".

Item 7. Exhibits

(c) Set forth below is a list of the Exhibits applicable to this Current Report on Form 8-K, numbered in accordance with Item 601 of Regulation S-K.

10.1 Termination Agreement, dated January 10, 2001 by and among Western Power & Equipment Corp, e-Mobile, Inc., and e-Mobile Holdings, Inc.

10.2 Letter Agreement dated January 31, 2001 by and between Western Power & Equipment Corp and e-Mobile, Inc.

10.3 Consulting Agreement, dated January 10, 2001 by and between Robert Rubin and e-Mobile, Inc.

10.4 Letter Agreement dated January 31, 2001 by and between Robert Rubin and e-Mobile, Inc.

99.2 Press Release dated January 11, 2000.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Western Power & Equipment Corp.


Date: February 23, 2001           By:  /s/ Mark J. Wright
                                       -----------------------------------------
                                       Mark J. Wright, Vice President of Finance
                                       & Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit
Number      Description of Exhibit                                      Location
------      ----------------------                                      --------
10.1        Termination Agreement, dated January 10, 2001 by            Exhibit A
            and among Western Power & Equipment Corp,
            e-Mobile, Inc., and e-Mobile Holdings, Inc.

10.2        Letter Agreement dated January 31, 2001 by and              Exhibit B
            between Western Power & Equipment Corp and
            e-Mobile, Inc.

10.3        Consulting Agreement, dated January 10, 2001                Exhibit C
            by and between Robert Rubin and  e-Mobile, Inc.

10.4        Letter Agreement dated January 31, 2001 by and              Exhibit D
            between Robert Rubin and e-Mobile, Inc.

99.2        Press Release dated January 11, 2000                        Exhibit E